                                                                      EXHIBIT 16

                               October 1, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

                 RE:   FC Banc Corp.
                       Commission File Number 0-25616

Gentlemen:

      We have read Item 4 of the Form 8-K/A Current Report of FC Banc Corp. dated October 2, 2001, and agree with the statements contained therein.

                                   Very truly yours,



                                   /s/ Dixon, Francis, Davis & Company